Exhibit 5.3

Your Ref:		Please Respond To:	Richard Vanderplank
Our Ref:	RVV/nh/26611.0005/41	Direct Dial:	+44 1624 638316
Tel No:	+44 1624 638300	Email:	richard.vanderplank@cains.com
Fax No:	+44 1624 638333

Sasol Limited	22 October 2012
1 Sturdee Avenue
Rosebank 2196
South Africa

Sasol Financing International Plc
4th Floor
Analyst House
20-26 Peel Road
Douglas
Isle of Man IM1 4LZ

Dear Sirs,

Sasol Financing International Plc (Company Registration No. 104071c) (the “Company”)

Preliminary

1.                                       We have acted as Isle of Man legal advisers to the Company and Sasol Limited (the “Guarantor”) in connection with the filing by the Company and the Guarantor with the US Securities and Exchange Commission (the “Commission”) of a shelf registration statement on Form F-3 and the prospectus contained therein (the “Registration Statement”), covering the registration by the Company of Securities to be issued by that Company and guaranteed by the Guarantor, being the Company’s ultimate holding company.

2.                                       The Securities are to be issued by the Company pursuant to an indenture to be made between the Company, the Guarantor and Deutsche Bank Trust Company Americas as trustee (the “Indenture”).

3.                                       In this opinion the expression “Securities” bears the same meaning as set out in the Indenture.

Documents Examined

4.                                       For the purpose of giving this opinion we have examined copies of the following documents (but no others):

4.1                                 the Registration Statement;

4.2                                 the form of the Indenture exhibited to the Registration Statement;

4.3                                 the Memorandum and Articles of Association of the Company appearing on the file of that Company maintained by the Isle of Man Registrar of Companies (the “Registrar”) on 22 October 2012 (the “Search Date”); and

4.4                                 resolutions of the board of directors of the Company passed on 19 October 2012 (the “Resolutions”).

Searches

5.1                                 On the Search Date, we procured a search of the file maintained by the Registrar in relation to the Company. Please note that our search only reflected documentation which had been processed by the Registrar and placed on such file and did not reflect matters which had been lodged for registration, but had not actually been placed on such file.

5.2                                 On the Search Date, we also procured that an on-line search in respect of the Company be undertaken of the Court Indices via the General Registry website in the Isle of Man. However, we would ask you to note that the search cannot be relied upon as the Court Indices are updated less than once a week. In spite of its deficiencies, a search of the Court Indices is the only means of checking whether or not an individual or entity is a party to litigation in the Isle of Man.

Isle of Man Law

6.1                                 This opinion is given only with respect to the currently applicable laws of the Isle of Man and is given on the basis that it will be governed by and construed in accordance with such laws.

6.2                                 We have made no investigation of the laws of any jurisdiction other than the Isle of Man and neither express nor imply any opinion as to any other laws and in particular  the laws of the State of New York and the laws of the United States of America and South Africa.

Assumptions

7.                                       For the purposes of giving this legal opinion, we have assumed:

7.1                                 the genuineness of all signatures; the capacity of all signatories; the authenticity and completeness of all documents submitted to us as copies; and the correctness of all facts stated in and representations made in the documents examined by us;

7.2                                 that we have been provided with copies or originals of all documents which are relevant to the transactions governed by, or referred to in, the Indenture or which might affect the opinions expressed in this letter;

7.3                                 that each party to the Indenture, other than the Company, is duly organised and validly existing and that each has and will have full capacity, power and authority and all necessary regulatory and other approvals, exemptions, licences and authorisations to execute, deliver and perform each of its obligations under the Indenture;

7.4                                 that no provisions of the laws of any jurisdiction outside the Isle of Man are or would be contravened by the execution or delivery of the Indenture and the offer or issue of the Securities;

7.5                                 that, insofar as any obligation under the Indenture falls to be performed in any jurisdiction outside the Isle of Man, its performance would not be unlawful by virtue of the laws of that jurisdiction;

7.6                                 that no laws (other than of the Isle of Man) which may apply with respect to the Securities, the Indenture or the transactions and matters contemplated thereby would be such as to affect any of the opinions stated herein;

7.7                                 that the Indenture and the terms of the Securities will be valid, binding and effective and impose valid, legally binding and enforceable duties and liabilities on the parties thereto in accordance with their terms under the laws by which they are expressed to be governed and any other applicable law (excluding the laws of the Isle of Man);

7.8                                 that, as at the Search Date, the file maintained by the Registrar in relation to the Company accurately and completely recorded and reflected all resolutions passed and other actions or events in relation to the Company or any other party to deliver forms or documents to the Registrar;

7.9                                 that the Resolutions have not been varied, amended or revoked and remain in full force and effect at the date of this letter;

7.10                           that the form or forms of the Securities to be issued by the Company and the final terms thereof will be approved and such Securities will be authorised for issue by all necessary corporate action taken on behalf of the Company and in accordance with the terms of the Indenture, and that such Securities will be duly executed, authenticated, issued and delivered against payment therefor in accordance with such corporate action and the terms of the Indenture;

7.11                           that the directors of the Company are and will be acting bona fide in the best interests of the Company; and

7.12                           that there are no vitiating factors of which we are unaware such as fraud, undue influence or duress, which might affect the opinions expressed in this letter.

Opinion

8.                                       On the basis of the above assumptions and subject to any matters not disclosed to us and to the qualifications set out below, we are of the opinion that:-

Status

8.1                                 The Company is a company limited by shares duly incorporated and validly existing under the laws of the Isle of Man and possesses the capacity to sue and be sued in its own name.

No Liquidator or Receiver

8.2                                 As far as was shown on the Search Date on the file of the Company maintained at the Registrar no steps have been or are being taken to appoint a receiver, liquidator or analogous person or body over or to wind up or dissolve the Company or to take analogous action.  However, please note the contents of paragraph 5.

Capacity

8.3                                 The Company has the corporate capacity to execute, deliver and perform its obligations under the Indenture and to issue its Securities and perform its obligations in respect thereof.

Authority

8.4                                 The Company has passed all necessary resolutions and taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture.

Due Execution

8.5                                 The Indenture will be duly executed and delivered by the Company if it is executed and delivered by a duly authorised signatory of the Company in accordance with the authorisations set out in the Resolutions.

No Violation

8.6                                 The entry into and performance of the Indenture and the issue and performance of the Securities by the Company will not violate the laws of the Isle of Man or the Memorandum and Articles of Association of the Company.

Valid and Binding Obligations

8.7                                 The Indenture (when duly executed and delivered) and the Securities will constitute legal, valid and binding obligations of the Company under the laws of the Isle of Man.

Qualification

9.                                       References herein to the obligations of the Company being legal, valid and binding upon it should be construed to mean that such obligations are of a nature generally considered to be legal, valid and binding by the Isle of Man courts as a matter of Isle of Man law.  Our opinion as to the validity and enforceability of the Indenture and the Securities is subject to applicable laws relating to bankruptcy, insolvency, liquidation, reorganisation, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity; enforceability may depend upon the particular factual circumstances; enforcement may depend upon the exercise of suitable discretion by the Isle of Man courts; and claims may become barred under the Limitation Act 1984 (as amended) or be subject to set-off or counterclaim.

Reliance

10.                                 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the United States Securities Act of 1933.

11.                                 We consent to the filing of this opinion with the Commission as an Exhibit to the Form F-3 Registration Statement, and to the references to this opinion therein and to the references to us under the headings “Enforceability of Certain Civil Liabilities” and “Legal Matters” in the Form F-3 Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under

Section 7 of the United States Securities Act of 1933, or the rules or regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Cains Advocates Limited
Cains Advocates Limited